Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2008 relating to the consolidated financial statements and financial statement schedules of Potash Corporation of Saskatchewan Inc. and the effectiveness of Potash Corporation of Saskatchewan Inc.’s internal control over financial reporting, (which reports (1) express unqualified opinions on the consolidated financial statements and financial statement schedules and which report on the consolidated financial statements includes an explanatory paragraph referring to the changes in the Company’s accounting for financial instruments and for mine stripping costs and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), appearing in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants Saskatoon, Canada
May 8, 2008